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                                                                     EXHIBIT 3.3


                      RESTATED CERTIFICATE OF INCORPORATION
                        OF DIGITAL THEATER SYSTEMS, INC.,
                             A DELAWARE CORPORATION

      DIGITAL THEATER SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the corporation is Digital Theater Systems, Inc.

      2. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 1, 1997. An Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on October 23, 2002, a Certificate of
Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 7, 2003 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 8, 2003.

      3. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted by the corporation's Board of Directors and stockholders.

      4. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

      The name of this corporation is Digital Theater Systems, Inc. (the "Corporation").

                                   ARTICLE II

      The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

      (A) Classes of Stock. This Corporation is authorized to issue two classes of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $.0001 per share and the Preferred Stock shall have a par value of $.0001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is seventy million (70,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is five million (5,000,000), which shares of Preferred Stock shall be undesignated as to series.
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      (B) Issuance of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

      (C) Rights, Preferences, Privileges and Restrictions of Common Stock.

            1. Dividend Rights. Subject to the prior or equal rights of holders of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

            2. Redemption. The Common Stock is not redeemable upon demand of any holder thereof or upon demand of this Corporation.

            3. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

      (A) Exculpation. To the fullest extent permitted by the Delaware General Corporate Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.


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      (B) Indemnification. To the extent permitted by applicable law, this
Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

      (C) Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VI

      Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII

      The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                                  ARTICLE VIII

      No holder of shares of stock of the Corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the Corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the Corporation shall have by contract agreed.


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                                   ARTICLE IX

      The Corporation is to have a perpetual existence.

                                   ARTICLE X

      The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                   ARTICLE XI

      No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

                                  ARTICLE XII

      Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE XIII

      Notwithstanding any other provisions of this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or not vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (2/3rds) of the combined voting power of all of the then-outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles V, VII, XI, XII hereof, or this Article XIII, or any provision hereof or thereof, unless such amendment shall be approved by a majority of the directors of the Corporation.

                                  ARTICLE XIV

      The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Restated Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred on stockholders herein are granted subject to this reservation.


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                                   ARTICLE XV

      This Restated Certificate of Incorporation shall be effective as of July 17, 2003.





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      IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the seal of the Corporation as of this 17th day of July, 2003.


                                    DIGITAL THEATER SYSTEMS, INC.,
                                    a Delaware corporation




                                    By:   /s/ Jon E. Kirchner
                                          -------------------------------------
                                          Jon E. Kirchner, President and
                                          CEO


                   [SIGNATURE PAGE TO RESTATED CERTIFICATE OF
                 INCORPORATION OF DIGITAL THEATER SYSTEMS, INC.]